                                                                      EXHIBIT 12


                    COMPASS BANCSHARES, INC. AND SUBSIDIARIES
    RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                                 (In Thousands)
                                   (Unaudited)


                                                  30-SEP          31-DEC
                                             ------------- ------------------------------------------------------------------------

                                                   2001            2000            1999          1998          1997          1996
                                             ------------- ---------------  ------------- -------------  ------------  ------------
Pretax income                                  $  301,926     $   358,845      $ 345,989     $ 284,842     $ 265,070     $ 237,351
Add fixed charges:
  Interest on deposits                            340,315         543,342        442,902       415,875       404,094       389,895
    Net interest on borrowings                    215,072         253,715        197,635       159,924       126,750        91,868
    Less capitalized interest                     (1,004)         (2,608)              -             -             -             -
                                             ------------- ---------------  ------------- -------------  ------------  ------------
  Gross interest on borrowings                    216,076         256,323        197,635       159,924       126,750        91,868
  Portion of rental expense representing
    interest expense                                6,185           8,231          6,913         5,891         5,291         4,658
                                             ------------- ---------------  ------------- -------------  ------------  ------------

      Total fixed charges                         562,576         807,896        647,450       581,690       536,135       486,421
                                             ------------- ---------------  ------------- -------------  ------------  ------------

    Income before fixed charges                $  864,502    $  1,166,741      $ 993,439     $ 866,532     $ 801,205     $ 723,772
                                             ============= ===============  ============= =============  ============  ============

Total fixed charges                            $  562,576     $   807,896      $ 647,450     $ 581,690     $ 536,135     $ 486,421
Preferred stock dividends and redemption
  premium                                         (1,766)               -          2,119         2,996         3,067         2,923
Tax effect of preferred stock dividends             (924)               -          1,083         1,467         1,641         1,656
                                             ------------- ---------------  ------------- -------------  ------------  ------------

Combined fixed charges and preferred stock
  dividends                                    $  559,886     $   807,896      $ 650,652     $ 586,153     $ 540,843     $ 491,000
                                             ============= ===============  ============= =============  ============  ============



Pretax income                                  $  301,926     $   358,845      $ 345,989     $ 284,842     $ 265,070     $ 237,351
Add fixed charges (excluding interest on
  deposits):
  Interest on borrowings                          216,076         256,323        197,635       159,924       126,750        91,868
  Portion of rental expense representing
    interest expense                                6,185           8,231          6,913         5,891         5,291         4,658
                                             ------------- ---------------  ------------- -------------  ------------  ------------
      Total fixed charges
                                                  222,261         264,554        204,548       165,815       132,041        96,526
                                             ------------- ---------------  ------------- -------------  ------------  ------------

    Income before fixed charges (excluding
        interest on deposits)                 $  524,187     $   623,399      $ 550,537     $ 450,657     $ 397,111     $ 333,877
                                             ============= ===============  ============= =============  ============  ============

Total fixed charges                            $  222,261     $   264,554      $ 204,548     $ 165,815     $ 132,041     $  96,526
Preferred stock dividends and redemption
  premium                                         (1,766)               -          2,119         2,996         3,067         2,923
Tax effect of preferred stock dividends             (924)               -          1,083         1,467         1,641         1,656
                                             ------------- ---------------  ------------- -------------  ------------  ------------

Combined fixed charges and preferred stock
  dividends                                    $  219,571     $   264,554      $ 207,750     $ 170,278     $ 136,749     $ 101,105
                                             ============= ===============  ============= =============  ============  ============


RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS:
  Including interest on deposits                   1.54x           1.44x          1.53x         1.48x         1.48x         1.47x
  Excluding interest on deposits                   2.39x           2.36x          2.65x         2.65x         2.90x         3.30x

                    COMPASS BANCSHARES, INC. AND SUBSIDIARIES
                       RATIO OF EARNINGS TO FIXED CHARGES
                                 (In Thousands)
                                   (Unaudited)


                                             SEPTEMBER      DECEMBER 31,
                                                30,
                                             ------------  ------------------------------------------------------------------------

                                                2001            2000           1999          1998          1997           1996
                                             ------------  --------------- -------------  ------------  ------------  -------------
Pretax income                                 $  301,926      $   358,845     $ 345,989     $ 284,842     $ 265,070      $ 237,351
Add fixed charges:
  Interest on deposits                           340,315          543,342       442,902       415,875       404,094        389,895
    Net interest on borrowings                   215,072          253,715       197,635       159,924       126,750         91,868
    Less capitalized interest                    (1,004)          (2,608)             -             -             -              -
                                             ------------  --------------- -------------  ------------  ------------  -------------
  Gross interest on borrowings                   216,076          256,323       197,635       159,924       126,750         91,868
  Portion of rental expense representing
    interest expense                               6,185            8,231         6,913         5,891         5,291          4,658
                                             ------------  --------------- -------------  ------------  ------------  -------------

      Total fixed charges                        562,576          807,896       647,450       581,690       536,135        486,421
                                             ------------  --------------- -------------  ------------  ------------  -------------

    Income before fixed charges               $  864,502     $  1,166,741     $ 993,439     $ 866,532     $ 801,205      $ 723,772
                                             ============= ===============  ============= =============  ============  ============

Total fixed charges                           $  562,576      $   807,896     $ 647,450     $ 581,690     $ 536,135      $ 486,421
Preferred stock dividends and redemption premium     N/A              N/A           N/A           N/A           N/A            N/A
Tax effect of preferred stock dividends              N/A              N/A           N/A           N/A           N/A            N/A
                                             ------------  --------------- -------------  ------------  ------------  -------------

Combined fixed charges and preferred stock
  dividends                                   $  562,576      $   807,896     $ 647,450     $ 581,690     $ 536,135      $ 486,421
                                             ============= ===============  ============= =============  ============  ============



Pretax income                                 $  301,926      $   358,845     $ 345,989     $ 284,842     $ 265,070      $ 237,351
Add fixed charges (excluding interest on
  deposits):
  Interest on borrowings                         216,076          256,323       197,635       159,924       126,750         91,868
  Portion of rental expense representing
    interest expense                               6,185            8,231         6,913         5,891         5,291          4,658
                                             ------------  --------------- -------------  ------------  ------------  -------------
      Total fixed charges                        222,261          264,554       204,548       165,815       132,041         96,526
                                             ------------  --------------- -------------  ------------  ------------  -------------

    Income before fixed charges (excluding
      interest on deposits)                   $  524,187      $   623,399     $ 550,537     $ 450,657     $ 397,111      $ 333,877
                                             ============= ===============  ============= =============  ============  ============

Total fixed charges                           $  222,261      $   264,554     $ 204,548     $ 165,815     $ 132,041      $  96,526
Preferred stock dividends and redemption premium     N/A              N/A           N/A           N/A           N/A            N/A
Tax effect of preferred stock dividends              N/A              N/A           N/A           N/A           N/A            N/A
                                             ------------  --------------- -------------  ------------  ------------  -------------

Combined fixed charges and preferred stock
  dividends                                   $  222,261      $   264,554     $ 204,548     $ 165,815     $ 132,041      $  96,526
                                             ============= ===============  ============= =============  ============  ============


RATIO OF EARNINGS TO COMBINED FIXED CHARGES:
  Including interest on deposits                   1.54x            1.44x         1.53x         1.49x         1.49x          1.49x
  Excluding interest on deposits                   2.36x            2.36x         2.69x         2.72x         3.01x          3.46x